Exhibit 24

DIRECTORS AND CERTAIN OFFICERS OF
NATIONAL CITY CORPORATION

REGISTRATION STATEMENT ON FORMS S-8

POWER OF ATTORNEY

     The undersigned directors and officers of National City Corporation, a Delaware corporation (the “Corporation”), hereby constitute and appoint David L. Zoeller, Carlton E. Langer and Thomas A. Richlovsky, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign in the capacities indicated below and file under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to the registration of the common stock, par value $4.00 per share, of the Corporation to be issued pursuant to the Wayne Bancorp, Inc. & Affiliates 401(k) and Profit Sharing Plan in connection with the Agreement and Plan of Merger between the Corporation and Wayne Bancorp, Inc., dated as of June 4, 2004, and any and all amendments and exhibits thereto, including post-effective amendments, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, as fully to all intents and purposes as the undersigned could do if personally present, hereby ratifying and approving the acts of said attorneys, and any of them, and any such substitute.

     EXECUTED as of October 25, 2004.

/s/ Jon E. Barfield Jon E. Barfield	Director

/s/ James S. Broadhurst James S. Broadhurst	Director

/s/ John W. Brown John W. Brown	Director

/s/ Christopher M. Connor Christopher M. Connor	Director

/s/ David A. Daberko David A. Daberko	Chairman of the Board and Chief Executive Officer

/s/ Joseph T. Gorman Joseph T. Gorman	Director

/s/ Bernadine P. Healy, M.D. Bernadine P. Healy, M.D.	Director

/s/ S. Craig Lindner S. Craig Lindner	Director

/s/ Paul A. Ormond Paul A. Ormond	Director

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/s/ Robert A. Paul Robert A. Paul	Director

/s/ Gerald L. Shaheen Gerald L. Shaheen	Director

/s/ Jerry Sue Thornton, Ph.D. Jerry Sue Thornton, Ph.D.	Director

/s/ Morry Weiss Morry Weiss	Director

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